UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2014

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices) (Zip Code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

As previously disclosed in the Current Report on Form 8-K filed on April 2, 2014, Cytori Therapeutics, Inc. (the “Company”) appointed Marc Hedrick, as President and Chief Executive Officer (“CEO”) following Christopher Calhoun’s retirement from the position of CEO of the Company and agreement to serve as Managing Director during a transition period to facilitate the orderly transfer of his responsibilities.

On October 22, 2014, the Company entered into a Confidential Separation Agreement and General Release of All Claims (the “Agreement”) with Mr. Calhoun. Pursuant to the Agreement Mr. Calhoun resigned his employment with the Company as Managing Director effective September 29, 2014 (“Separation Date”). Mr Calhoun provided the Company a general release of all claims and the Company agreed to pay Mr. Calhoun One Hundred Twenty Nine Thousand Five Hundred and Seventy Six Dollars ($129,576) and to continue Mr. Calhoun’s benefits through December 31, 2014 (the “Severance Payments”).

Pursuant to the Agreement, Mr. Calhoun would be eligible to receive additional severance payments (“Additional Severance Payments”) of either six months or twelve months of his annual salary prior to the Separation Date contingent upon the Company executing certain business development transactions for an aggregate of either $7 million or $15 million in upfront cash license payments to the Company.

Pursuant to the Agreement, all of Mr. Calhoun’s vested stock options (representing 969,165 shares) shall remain exercisable for two years or until they expire pursuant to their terms of grant. Mr. Calhoun’s unvested stock options granted on January 31, 2013, exercisable at $2.74 per share (151,042 shares) were accelerated and fully vested and shall also remain exercisable for the period ending two years following the Separation Date. In addition, the Company’s Board of Directors shall determine in its discretion whether to grant Mr. Calhoun any bonus compensation beyond the foregoing Severance Payments for his service to the Company in 2014.

This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Confidential Separation Agreement and General Release of All Claims, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed on or about November 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: October 28, 2014	By:	/s/ Tiago Girao
Tiago Girao
Chief Financial Officer